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                                                                     EXHIBIT 3.1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           KAISER ALUMINUM CORPORATION

                         (Pursuant to Section 245 of the
                General Corporation Law of the State of Delaware)


         The undersigned, for the purpose of restating the Restated Certificate of Incorporation of Kaiser Aluminum Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

         (1) The present name of the Corporation is Kaiser Aluminum Corporation.

         (2) The Corporation was originally incorporated under the name "KaiserTech Limited". The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 20, 1987.

         (3) This Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the certificate of incorporation of the Corporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this restated certificate.

         (4) The Restated Certificate of Incorporation of the Corporation is hereby restated in its entirety as follows:

         FIRST: The name of the corporation is Kaiser Aluminum Corporation.

         SECOND: The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle.

The name of the registered agent of the corporation is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is ONE HUNDRED FORTY-FIVE MILLION (145,000,000) shares consisting of:

         (a) ONE HUNDRED TWENTY-FIVE MILLION (125,000,000) shares of the par value of One Cent ($.01) per share, which shall be designated Common Stock; and

         (b) TWENTY MILLION (20,000,000) shares of the par value of Five Cents ($.05) per share, which shall be designated Preferred Stock.

         A. Statement of Preferences, Limitations and Relative Rights in Respect of Shares of Preferred Stock and Authority of Board of Directors to Fix Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions Thereof Not Fixed Hereby.

         Shares of Preferred Stock may be issued from time to time in one or more classes or one or more series within any class thereof, as may be determined from time to time by the Board of Directors, each of said classes and series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular. The voting rights, if any, of each such class and series and the preferences and relative, participating, optional and other special rights of each such class and series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series at any time outstanding; and, subject to the provisions of Section C of this Article FOURTH, the Board of Directors of the corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular class or series of Preferred Stock, the voting powers, if any, of stock of such class or series and the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such class or series within such class, including, but without limiting the generality of the foregoing, the following:

         (a) The rate and times at which, and the terms and conditions on which, dividends on Preferred Stock of such class or series shall be paid;

         (b) The right, if any, of the holders of Preferred Stock



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     of such class or series to convert the same into, or exchange the same for, shares of other classes or series of stock of the corporation and the terms and conditions of such conversion or exchange;

         (c) The redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such class or series may be redeemed;

         (d) The rights of the holders of Preferred Stock of such class or series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up, of the corporation;

         (e) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such class or series;

         (f) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such class or series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors; and

         (g) The voting powers, if any, of the holders of such class or series of Preferred Stock which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders, and (ii) the right, voting as a class or series by itself or together with other classes or series of Preferred Stock or all classes and series of Preferred Stock as a class, to elect one or more directors of the corporation if there shall have been a default in the payment of dividends on any one or more classes or series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

         B. Statement of Limitations, Relative Rights and Powers in Respect of Shares of Common Stock.

         1. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Section A of this Article FOURTH) shall have been met and after the corporation shall have complied with all of the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Section A of this Article FOURTH), then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

         2. After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock in the event of the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, the holders of the Common Stock shall, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with the provisions of Section A of this Article FOURTH), be entitled to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         3. Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to the provisions of Section A of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of stock held by him on all matters voted upon by stockholders.

         C. Other Provisions.

         1. No holder of shares of any class or series of stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of any stock of any class, series or kind whatsoever, or to subscribe for or purchase securities convertible into stock of, any class, series or kind whatsoever, whether now or hereafter authorized, and whether issued for cash, property or services or by way of dividends or otherwise.

         2. The powers and rights of the holders of Common Stock shall be subordinated to the powers, preferences and rights of the holders of Preferred Stock. The relative powers, preferences and rights of each class or series of Preferred Stock in relation to the powers, preferences and rights of each other class or series of Preferred Stock shall, in each case, be as fixed from time to time by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to the provisions of Section A of this Article FOURTH, and the consent, by class or series vote or otherwise, of the holders of such of the classes or series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other classes or series of Preferred Stock whether or not the powers, preferences and rights of such other classes or series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding classes or series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any classes or series of Preferred Stock adopted pursuant to the provisions of Section A of this Article FOURTH that the consent of the



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holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such classes or series voting thereon shall be required for the issuance of any or all other classes or series of Preferred Stock.

         3. Subject to the provisions of Paragraph 2 of Section C of this Article FOURTH, shares of any class or series of Preferred Stock may be authorized or issued, in aggregate amounts not exceeding the total number of shares of Preferred Stock authorized by this Restated Certificate of Incorporation, from time to time as the Board of Directors of the corporation shall determine and for such consideration as shall be fixed by the Board of Directors.

         4. Shares of Common Stock, in an aggregate amount not exceeding the total number of shares of Common Stock authorized in this Restated Certificate of Incorporation, may be issued from time to time as the Board of Directors of the corporation shall determine and for such consideration as shall be fixed by the Board of Directors.

         5. The authorized number of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote thereon.

         FIFTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholder of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         SIXTH: The Board of Directors of the corporation reserves the right to amend, alter, change or repeal the By-laws of the corporation, in the manner now or hereafter prescribed by statute.

         SEVENTH:

         (a) This corporation shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the General Corporation Law of the State of Delaware, only to the extent that such amendment permits this corporation to provide broader indemnification rights than said law permitted this corporation to provide prior to such amendment), indemnify each person who is or was a director or officer of this corporation or of any of its wholly-owned subsidiaries at any time on or after October 28, 1988 who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of this corporation or of any of its subsidiaries, or is or was at any time serving, at the request of this corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties (with respect to any employee benefit plan or otherwise), and amounts paid or to be paid in settlement) incurred or suffered by such director or officer in connection with such proceeding; provided, however, that, except as provided in Paragraph (e) of this Article SEVENTH, this corporation shall not be obligated to indemnify any person under this Article SEVENTH in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was not authorized by the Board of Directors of this corporation and was initiated by such person against (i) this corporation or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of this corporation or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by, or under common control with, this corporation or has or had business relations with this corporation or any of its subsidiaries.

         (b) The right to indemnification conferred in this Article SEVENTH shall be a contract right, shall continue as to a person who has ceased to be a director or officer of this corporation or of any of its wholly-owned subsidiaries and shall inure to the benefit of his or her heirs, executors and administrators, and shall include the right to be paid by this corporation the expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that, if and to the extent that Delaware law so requires, the payment of such expense in advance of the final disposition of a proceeding shall be made only upon delivery to this corporation of an undertaking, by or on



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behalf of such director or officer or former director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer or former director or officer is not entitled to be indemnified by this corporation.

         (c) The corporation's obligation to indemnify and to pay expenses in advance of the final disposition of a proceeding under this Article SEVENTH shall arise, and all rights and protections granted to directors and officers under this Article SEVENTH shall vest, at the time of the occurrence of the transaction or event to which any proceeding relates, or at the time that the action or conduct to which any proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when any proceeding is first threatened, commenced or completed.

         (d) Notwithstanding any other provision of this Restated Certificate of Incorporation or the By-Laws of this corporation, no action by this corporation, either by amendment to or repeal of this Article SEVENTH or the By-Laws of this corporation or otherwise shall diminish or adversely affect any right or protection granted under this Article SEVENTH to any director or right or protection granted under this Article SEVENTH to any director or officer or former director or officer of this corporation or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

         (e) If a claim for indemnification and/or for payment of expenses in advance of the final disposition of a proceeding arising under this Article SEVENTH is not paid in full by this corporation within thirty days after a written claim has been received by this corporation, the claimant may at any time thereafter bring suit against this corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

         (f) The right to indemnification and the payment of expenses incurred in connection with the defense or investigation of a proceeding in advance of its final disposition conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. This corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.

         EIGHTH:

         A. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the corporation shall be fixed by or pursuant to the By-laws of the corporation. Election of directors need not be by written ballot unless the By-laws so provide.

         B. The term of office of any director shall expire at the next succeeding annual meeting of stockholders.

         NINTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article NINTH to further eliminate or limit the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this Article NINTH shall adversely affect any right or protection of a director of the corporation existing at the time of such amendment or repeal.

         IN WITNESS WHEREOF, I have signed this Restated Certificate of Incorporation on behalf of Kaiser Aluminum Corporation this 18th day of February, 2000.


KAISER ALUMINUM CORPORATION


By: /s/ J. Kent Friedman
    J. Kent Friedman
    Senior Vice President
    and General Counsel

ATTEST

By: /s/ John Wm. Niemand II
    John Wm. Niemand II
    Secretary